                                                                   Exhibit 10.23

                                                  EXECUTION COPY
                                                  Calpine Corporation LLC Pledge

            SECOND AMENDMENT PLEDGE AGREEMENT (Membership Interests)

         THIS SECOND AMENDMENT PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of July 16, 2003, made by Calpine Corporation, a Delaware corporation (the "Company"), in favor of The Bank of New York, as Collateral Trustee (together with any successor(s) thereto in such capacity, the "Collateral Trustee") for the benefit of the Secured Parties.

                               W I T N E S S E T H

                  WHEREAS, the Company intends to enter into an Amended and Restated Credit Agreement dated as of July 16, 2003 (as amended, modified, renewed, restated or replaced from time to time, the "Credit Agreement") among, inter alia, the Company, the Lenders referred to therein and The Bank of Nova Scotia, as Administrative Agent (the "Credit Agreement Agent"), relating to a $500,000,000 senior secured credit facility to be made available in the form of revolving loans and term loans, including letters of credit to be issued thereunder;

                  WHEREAS, the Company intends to (a) issue $500,000,000 in aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issue $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issue $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between the Company and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrow $750,000,000 in Term Loans (the "Term Loans") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between the Company and Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent");

                  WHEREAS, the Company intends to secure its Secured Obligations, including its obligations under the Credit Agreement and any future Priority Lien Debt, on a priority basis, and, subject to such priority, its obligations under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt equally and ratably, with security interests in, and pledge of, among other things, all present and future Pledged Collateral (as defined below);

                  WHEREAS, the Company has entered into a Collateral Trust Agreement dated as of July 16, 2003 (the "Collateral Trust Agreement") among, inter alia, the Company, the Subsidiaries of the Company named therein and the Collateral Trustee which sets forth the terms on which the Company has appointed the Collateral Trustee as trustee for the present and future holders of the Secured Obligations to receive, hold, maintain, administer, enforce and distribute the Existing Security Documents and all other Security Documents, including this Pledge Agreement, at any time delivered to the Collateral Trustee and all interests, rights, powers and remedies of the Collateral Trustee thereunder and the proceeds thereof;

                  WHEREAS, the Company will derive substantial direct and indirect benefit from the making of the extensions of credit under each of the Credit Agreement and the Term Loan Agreement and the offering of each of the 2007 Notes, 2010 Notes and 2013 Notes;

                  WHEREAS, it is a condition precedent to the obligation of the lenders to make their respective extensions of credit to the Company under each of the Credit Agreement and the Term Loan Agreement, and condition precedent to the obligation of the purchasers to purchase each of the 2007 Notes, the 2010 Notes and the 2013 Notes, that the Company shall have executed and delivered this Pledge Agreement to the Collateral Trustee for the benefit of the Secured Parties; and

                  WHEREAS, this Pledge Agreement amends and restates in its entirety the First Amendment Pledge Agreement (Membership Interests) dated as of May 9, 2002 made by the Company in favor of The Bank of Nova Scotia, as agent;

         NOW, THEREFORE, in consideration of the premises contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Collateral Trustee" is defined in the preamble.

         "Collateral Trust Agreement" is defined in the recitals.

         "Company" is defined in the preamble.

         "Distributions" means all cash distributions made in respect of the Pledged Interests, whether of net income, return of capital or otherwise, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Interests or other rights or interests constituting Pledged Collateral.

          "Pledge Agreement" is defined in the preamble.

         "Pledged Collateral" is defined in Section 2.1.

         "Pledged Interests Issuer" means each Person identified in Attachment 1 hereto as the issuer of the Pledged Interests identified opposite the name of such Person, and each Person that is the issuer of any membership interests that are obtained by the Company in the future and pledged hereunder.

         "Pledged Interests" means all membership interests in the Pledged Interests Issuer, as such interests are amended, modified or supplemented from time to time and together with any interest in the Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.

         "Pledged Property" means all Pledged Interests, all securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Company to the Collateral Trustee or may from time to time hereafter be delivered by the Company to the Collateral Trustee for the purpose of pledge under this Pledge Agreement or any other Secured Debt Document, and all proceeds of any of the foregoing.

         "Secured Parity Lien Parties" means any Person who is holding a Parity Lien Obligation (including any Parity Debt Representative), at any time.

         "Secured Parties" means any Person who is holding a Secured Obligation (including any Secured Debt Representative), at any time.

         "Secured Priority Lien Parties" means any Person who is holding a Priority Lien Obligation (including any Priority Lien Agent), at any time.

         "Securities Act" is defined in Section 6.2.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Collateral Trust Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II
                                     PLEDGE

         SECTION 2.1. Grant of Security Interest. The Company hereby (i) pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Trustee, for its benefit and the benefit of the Secured Priority Lien Parties, and hereby grants to the Collateral Trustee, for its benefit and the benefit of the Secured Priority Lien Parties, a continuing first priority security interest in, all of the following property (the "Pledged Collateral") and (ii) pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Collateral Trustee, for its benefit and the benefit of the Secured Parity Lien Parties, and hereby grants to the Collateral Trustee, for its benefit and the benefit of the Secured Parity Lien Parties, a continuing second priority security interest in, all of the Pledged Collateral:

                  (a) all Pledged Interests identified in Attachment 1 hereto;

                  (b) and the certificates representing the Pledged Interests and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests;

                  (c) all additional membership interests of any issuer of the Pledged Interests from time to time acquired by the Company in any manner, and the certificates representing such additional membership interests, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such membership interests;

                  (d)      all other Pledged Interests issued from time to time;

                  (e) all other Pledged Property, whether now or hereafter delivered to the Collateral Trustee in connection with this Pledge Agreement;

                  (f) all Distributions, interest, and other payments and rights with respect to any Pledged Property; and

                  (g)      all proceeds of any of the foregoing.

         SECTION 2.2. Security for Obligations; Separate Liens. This Pledge Agreement and the security interests and Liens granted and created herein secures the payment and performance of all Secured Obligations of the Company now or hereafter, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the loans and reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, penalties, indemnifications, expenses or otherwise, and including all amounts that constitute part of the Secured Obligations and would be owed by the Company but for the fact that they are unenforceable or not allowed due to a pending Bankruptcy Case or Insolvency Proceeding. Without limiting the generality of the foregoing, it is the intent of the parties that (i) the Liens securing the Parity Lien Obligations are subject and subordinate to the Liens securing the Priority Lien Obligations up to the Priority Lien Cap and (ii) this Pledge Agreement creates two separate and distinct Liens: the first Lien securing the payment and performance of the Priority Lien Obligations and the second Lien securing the payment and performance of the Parity Lien Obligations.

         SECTION 2.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Pledged Collateral, including all Pledged Interests, shall be delivered to and held by or on behalf of the Collateral Trustee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4.      Intentionally Omitted.

         SECTION 2.5. Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, subject to Section 4.1 of the Collateral Trust Agreement and the other Secured Debt Documents, shall

                  (a) remain in full force and effect until payment in full of all Secured Obligations and the termination or expiration of all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt,

                  (b) be binding upon the Company and its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Collateral Trustee hereunder, to the benefit of the Collateral Trustee and each other Secured Party.

Without limiting the foregoing clause (c), any Secured Party may assign or otherwise transfer (in whole or in part) any right or obligation under the Secured Debt Documents to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Secured Party under any Secured Debt Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the applicable provisions of each of the Secured Debt Documents. Upon the payment in full and discharge of all Secured Obligations that are then outstanding, due and payable and the termination or expiration of all commitments to extend credit under all Credit Facilities, the Indebtedness under which constitutes Priority Lien Debt, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to the Company. Upon any such termination or release of the Lien provided for hereunder in accordance with the Secured Debt Documents, the Collateral Trustee will, at the Company's sole expense, deliver to the Company, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Interests, together with all other Pledged Collateral held by the Collateral Trustee hereunder, and execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination or release.

         SECTION 2.6. Security Interest Absolute. All rights of the Collateral Trustee and the security interests granted to the Collateral Trustee hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of

                  (a) any lack of validity or enforceability of any of the Secured Debt Documents,

                  (b) the failure of any Secured Party or any holder of any Secured Obligation

                           (i) to assert any claim or demand or to enforce any right or remedy against the Company, any other Obligor or any other Person under the provisions of any of the Secured Debt Documents or otherwise, or

                           (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations of the Company or any other Obligor,

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation of the Company or any other Obligor,

                  (d) any reduction, limitation, impairment or termination of any Secured Obligations of the Company or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations of the Company, any other Obligor or otherwise,

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any of the Secured Debt Documents,

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Pledged Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations, or

                  (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any other Obligor, any surety or any guarantor.

         SECTION 2.7.      [Intentionally Omitted.]

         SECTION 2.8. Waiver of Subrogation. Until such time as the Secured Obligations have been indefeasibly paid in full and discharged and all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt shall have been permanently terminated or expired, the Company hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Obligor that arise from the existence, payment, performance or enforcement of the Company's obligations under this Pledge Agreement or any other Secured Debt Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Collateral Trustee against the Company or any other Obligor or any collateral which the Collateral Trustee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Company in violation of the preceding sentence and the Secured Obligations shall not have been indefeasibly paid in full, in cash, and all commitments to extend credit under all Credit Facilities the Indebtedness under which constitutes Priority Lien Debt shall have not been permanently terminated or expired, such amount shall be deemed to have been paid to the Company for the benefit of, and held in trust for, the Collateral Trustee, and shall forthwith be paid to the Collateral Trustee to be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Collateral Trust Agreement. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Secured Debt Documents and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Warranties, etc. The Company represents and warrants unto the Collateral Trustee and each Secured Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Interests) by the Company to the Collateral Trustee of any Pledged Collateral, as set forth in this Article.

         SECTION 3.1.1 Ownership, No Liens, etc. The Company is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Pledged Collateral, free and clear of all liens, security interests, options, or other charges or encumbrances, except any lien or security interest granted pursuant hereto in favor of the Collateral Trustee.

         SECTION 3.1.2 Valid Security Interest. The delivery of such Pledged Collateral to the Collateral Trustee is effective to create a valid, perfected, first priority or second priority, as the case may be, security interest in such Pledged Collateral and all proceeds thereof, securing the Secured Obligations, subject in each case to the provisions of Section 3.4 of the Collateral Trust Agreement. No filing or other action will be necessary to perfect or protect such security interest.

         SECTION 3.1.3 As to Pledged Interests. In the case of any Pledged Interests constituting such Pledged Collateral, all of such Pledged Interests are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock entitled to vote in the election of the Board of Directors of each Pledged Share Issuer.

         SECTION 3.1.4 Nature of Membership Interests. No right, title and interest of the Company in the Pledged Interests Issuers are represented by a certificate of interest or instrument, except such certificates or instruments, if any, as have been delivered to the Collateral Trustee and are held in its possession, together with transfer documents as required in this Pledge Agreement (and the Company covenants and agrees that any such certificates or instruments hereafter received by the Company with respect to any of the Pledged Collateral will be held in trust for the Collateral Trustee and promptly delivered to the Collateral Trustee).

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1. Protect Collateral; Further Assurances, etc. The Company will not sell, assign, transfer, pledge, or encumber in any other manner the Pledged Collateral (except in favor of the Collateral Trustee hereunder and as otherwise expressly permitted by the Secured Debt Documents). The Company will warrant and defend the right and title herein granted unto the Collateral Trustee in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever. The Company agrees that at any time, and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Trustee or any Secured Debt Representative may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. The Company hereby authorizes the Collateral Trustee to cause the filing of any financing statement that (i) indicates the Pledged Collateral and (ii) contains any other information required by Section 5 of
Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization and any organization identification number issued to the Company; provided that this sentence shall not be interpreted as requiring the Collateral Trustee to file any such financing statements, continuation statements or other instruments.

         SECTION 4.2. Certificates, etc. The Company agrees that all certificates evidencing Pledged Interests, if any, delivered by the Company pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Trustee. The Company will, from time to time upon the reasonable request of the Collateral Trustee or any Secured Debt Representative, promptly deliver to the Collateral Trustee such stock powers, instruments, and similar documents, reasonably satisfactory in form and substance to the Collateral Trustee, with respect to the Pledged Collateral as the Collateral Trustee or any Secured Debt Representative may reasonably request and will, from time to time upon the reasonable request of the Collateral Trustee after the occurrence of any Actionable Default, promptly transfer any Pledged Interests into the name of any nominee designated by the Collateral Trustee.

         SECTION 4.3. Continuous Pledge. Subject to Section 2.5, the Company will, at all times, keep pledged to the Collateral Trustee pursuant hereto all Pledged Interests and all other shares of capital stock constituting Pledged Collateral, all Distributions with respect thereto, and all other Pledged Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Company in respect of any Pledged Collateral.

         SECTION 4.4. Voting Rights. The Company agrees after any Actionable Default shall have occurred and be continuing and the Collateral Trustee has notified the Company of the Collateral Trustee's intention to exercise its voting power under this Section 4.4

                           (i) the Collateral Trustee may exercise (to the exclusion of the Company) the voting power and all other incidental rights of ownership with respect to any Pledged Interests or other shares of capital stock constituting Pledged Collateral and the Company hereby grants the Collateral Trustee an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Interests and such other Pledged Collateral; and

                           (ii) promptly to deliver to the Collateral Trustee such additional proxies and other documents as may be necessary to allow the Collateral Trustee to exercise such voting power.

The Collateral Trustee agrees that unless an Actionable Default shall have occurred and be continuing and the Collateral Trustee shall have given the notice referred to in this Section 4.4, the Company shall have the exclusive voting power with respect to any membership interests (including any of the Pledged Interests) constituting Pledged Collateral and the Collateral Trustee shall, upon the written request of the Company, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Company which are necessary to allow the Company to exercise voting power with respect to any such membership interests (including any of the Pledged Interests) constituting Pledged Collateral; provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Company that would materially impair any Pledged Collateral or be inconsistent with or violate any material provision of any of the Secured Debt Documents (including this Pledge Agreement).

         SECTION 4.5. Additional Undertakings. The Company will not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any instrument constituting Pledged Collateral.

                                    ARTICLE V
                             THE COLLATERAL TRUSTEE

         SECTION 5.1. Collateral Trustee Appointed Attorney-in-Fact. The Company hereby irrevocably appoints the Collateral Trustee the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Trustee's discretion, to take any action and to execute any instrument which the Collateral Trustee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

                  (a) after the occurrence and continuance of an Actionable Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

                  (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

                  (c) after the occurrence and continuance of an Actionable Default, to file any claims or take any action or institute any proceedings which the Collateral Trustee may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Collateral Trustee with respect to any of the Pledged Collateral or

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Collateral Trustee May Perform. If the Company fails to perform any agreement contained herein, the Collateral Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Trustee incurred in connection therewith shall be payable by the Company pursuant to Section 6.4.

         SECTION 5.3. Collateral Trustee's Rights and Duties Subject to Collateral Trust Agreement. Notwithstanding anything to the contrary contained in this Pledge Agreement, in acting under and by virtue of this Pledge Agreement, the Collateral Trustee shall be entitled to all of the rights, privileges and immunities provided to it in the Collateral Trust Agreement, and the rights and duties of the Collateral Trustee hereunder are subject in all respects to the terms, conditions and limitations set forth in the Collateral Trust Agreement (including, without limitation, the provisions of Article 5 thereof), reference to which is made for all purposes; provided, however, that any forbearance by the Collateral Trustee in exercising any right or remedy available to it under the Collateral Trust Agreement shall not give rise to a defense on the part of the Company with respect to the Collateral Trustee's exercise of any right or remedy pursuant to this Pledge Agreement or as otherwise afforded by applicable law.

                                   ARTICLE VI
                                    REMEDIES

         SECTION 6.1. Certain Remedies. If an Actionable Default shall have occurred and be continuing:

                  (a) The Collateral Trustee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Pledged Collateral) and also may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Trustee may deem commercially reasonable in each case subject to the terms and provisions of the Collateral Trust Agreement. The Company agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Trustee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Collateral Trustee may, in each case subject to the terms and provisions of the Collateral Trust Agreement,

                           (i) transfer all or any part of the Pledged Collateral into the name of the Collateral Trustee or its nominee, with or without disclosing that such Pledged Collateral is subject to the lien and security interest hereunder,

                           (ii) notify the parties obligated on any of the Pledged Collateral to make payment to the Collateral Trustee of any amount due or to become due thereunder,

                           (iii) enforce collection of any of the Pledged Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

                           (iv) endorse any checks, drafts, or other writings in the Company's name to allow collection of the Pledged Collateral,

                           (v) take control of any proceeds of the Pledged Collateral, and

                           (vi) execute (in the name, place and stead of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

         SECTION 6.2. Securities Laws. If the Collateral Trustee shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 6.1, the Company agrees that, upon request of the Collateral Trustee, the Company will, at its own expense:

                  (a) execute and deliver, and cause each Pledged Interests Issuer of the Pledged Collateral contemplated to be sold and the members thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (b) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral;

                  (c) cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

                  (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

         SECTION 6.3. Compliance with Restrictions. The Company agrees that in any sale of any of the Pledged Collateral whenever an Actionable Default shall have occurred and be continuing, the Collateral Trustee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Pledged Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Trustee be liable nor accountable to the Company for any discount allowed by the reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4. Application of Proceeds. All cash proceeds received by the Collateral Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall thereafter be applied in accordance with Section 3.4 of the Collateral Trust Agreement.

         SECTION 6.5.      Indemnity and Expenses.

                  (a) The Company agrees to indemnify the Collateral Trustee from and against any and all Indemnified Liabilities with respect to the execution, delivery, performance, administration or enforcement of this Pledge Agreement to the extent provided in Section
         7.8 of the Collateral Trust Agreement.

                  The Company agrees to reimburse the Collateral Trustee for all costs, fees and expenses relating to this Pledge Agreement to the extent provided in Section 7.7 of the Collateral Trust Agreement.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Security Document. This Pledge Agreement is a Security Document executed pursuant to the Collateral Trust Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Company herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Trustee in accordance with Section 7.1 of the Collateral Trust Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         SECTION 7.3. Protection of Collateral. The Collateral Trustee may from time to time, at its option, perform any act which the Company agrees hereunder to perform and which the Company shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Actionable Default) and the Collateral Trustee may from time to time take any other action which the Collateral Trustee or any Secured Debt Representative reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein.

         SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and shall be effected in the manner provided for in Section 7.5 of the Collateral Trust Agreement.

         SECTION 7.5. Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7. Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER SECURITY DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.8. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL TRUSTEE OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PLEDGED COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL TRUSTEE'S OPTION, IN THE

COURTS OF ANY JURISDICTION WHERE SUCH PLEDGED COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

         SECTION 7.9. Waiver of Jury Trial. THE COLLATERAL TRUSTEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE COLLATERAL TRUSTEE OR THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER SECURED DEBT DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO EACH SUCH SECURED DEBT DOCUMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                    CALPINE CORPORATION

                                    By: /s/ Michael Thomas
                                       -----------------------------------------
                                    Name: Michael Thomas
                                    Title:

                                    Address: 50 West San Fernando Street
                                             San Jose, CA 95113

                                    Facsimile No.: (408) 995-0505

                                    Attention: Treasurer

                                    THE BANK OF NEW YORK, not in its individual capacity, but solely as Collateral Trustee

                                    By: /s/ Michael Pitfick
                                       -----------------------------------------
                                    Name: Michael Pitfick
                                    Title: Assistant Vice President

                                                  EXECUTION COPY
                                                  Calpine Corporation LLC Pledge

                                                                    ATTACHMENT 1
                                                                              to
                         Second Amendment Pledge Agreement (Membership Interest)

                          PLEDGED MEMBERSHIP INTERESTS

                                             % of
                                           Membership
                                            Interest
Pledged Interest Issuer:                    Pledged
-----------------------                     -------
Calpine Natural Gas Holdings, LLC            100%

Calpine Marketing, LLC                       100%

Anacapa Land Company LLC                     100%

Calpine Pittsburgh, LLC                      100%

CPN Blue Spruce Holdings, LLC                100%

Calpine Calistoga Holdings, LLC              100%

Chippokes Energy Center, LLC                 100%

Palmetto Energy Center, LLC                  100%

Blue Heron Energy Center, LLC                100%

South Point Energy Center, LLC               100%

Calpine Sonoran Pipeline, LLC                100%

Los Esteros Critical Energy Center, LLC      100%

Calpine Natural Gas GP, LLC                  100%